UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110

Plymouth Meeting, PA 19462

(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosure contained under the heading “Departure of Chief Operating Officer” in Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events.

Geneos Spin-out and Financing

On February 21, 2019, Inovio Pharmaceuticals, Inc. (the “Company”) announced the completion of a spin-out of its previously wholly-owned subsidiary Geneos Therapeutics, Inc. (“Geneos”). On February 21, 2019, Geneos completed the initial closing of a preferred stock financing with outside investors. The Company participated in the preferred stock financing, which was led by Santé Ventures. The terms of the stock purchase agreement include commitments for additional investments by the Company and the other investors upon the occurrence of a specified regulatory event, as well as an option on the part of the Company and other investors to purchase additional preferred stock of Geneos upon the achievement of a specified milestone. In total, the financing could raise up to $10.5 million.

Following the initial closing of the financing transaction, the Company continues to hold a majority of the outstanding equity, on an as-converted to common stock basis, of Geneos. The Company’s ownership percentage of Geneos would decrease in the event of additional purchases of preferred stock of Geneos by the other investors under the terms of the stock purchase agreement.

The Company has also entered into an agreement with Geneos pursuant to which the Company has exclusively licensed its DNA-based immunotherapy platform to Geneos for the field of personalized cancer treatments.

Departure of Chief Operating Officer

On February 21, 2019, Dr. Niranjan Y. Sardesai, who co-founded Geneos, resigned from his position as Chief Operating Officer of the Company in order to dedicate all of his efforts to his position as Chief Executive Officer of Geneos, a position he held prior to the financing and spin-out.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: February 26, 2019	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer